                                                                     Exhibit 2.2

                             CONTRIBUTION AGREEMENT
                             ----------------------


                                      AMONG

                                   TA IX L.P.,
                               TA ADVENT VIII L.P.
                        TA/ATLANTIC AND PACIFIC IV L.P.,
                        TA STRATEGIC PARTNERS FUND A L.P.
                        TA STRATEGIC PARTNERS FUND B L.P.
                                TA INVESTORS LLC
                 FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS, LP,
                           FFL EXECUTIVE PARTNERS, LP,

                            ROBERT B. TRUSSELL, JR.,
                                 DAVID C. FOGG,
                                H. THOMAS BRYANT,
                                JEFFREY P. HEATH,
                            MRS. R. B. TRUSSELL, JR.,

                                       AND

                               TWI HOLDINGS, INC.


                           DATED AS OF OCTOBER 4, 2002

                             CONTRIBUTION AGREEMENT
                             ----------------------

     This Contribution Agreement (this "Agreement"), dated October 4, 2002, is among (i) TWI Holdings, Inc., a Delaware corporation ("Parent"), (ii) Mrs. R. B. Trussell, Jr. and David C. Fogg (each, an "Initial TWI Shareholder" and, collectively, the "Initial TWI Shareholders"), (iii) TA IX L.P., TA Advent VIII, L.P., TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P., TA Investors LLC, Friedman Fleischer & Lowe Capital Partners, LP and FFL Executive Partners, LP (each, an "Initial Investor" and, collectively, the "Initial Investors") (iv) Robert B. Trussell, Jr., David
C. Fogg, H. Thomas Bryant and Jeffrey P. Heath (each, a "Class B Shareholder" and collectively, the "Class B Shareholders"), and (v) any other Person who, prior to the Closing, becomes a party to this Agreement by executing a TWI Shareholder Instrument of Accession in the form of Annex 1 hereto or an Investor Instrument of Accession in the form of Annex 2 hereto, in each case pursuant to
Section 2.2 hereof.

                                    RECITALS
                                    --------

     A. Parent and its wholly owned subsidiary, TWI Acquisition Corp. ("Purchaser"), were formed for the purpose of acquiring Tempur World, Inc., a Delaware corporation ("TWI"), through a merger transaction.

     B. The Investors (as hereinafter defined), the TWI Shareholders (as hereinafter defined) and the Class B Shareholders desire to acquire equity interests in Parent for the consideration, and on the other terms and conditions, set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual benefits and covenants contained herein, the parties hereto agree as follows:

                             ARTICLE 1 - Definitions
                                         -----------

     1.1 Definitions. As used herein, the following terms shall have the following meanings:

          "Additional Payment" shall have the meaning given thereto in the Merger Agreement.

          "Agreement" shall mean this Contribution Agreement, and any and all amendments, modifications and supplements hereto entered into in accordance with the terms hereof.

          "Business Day" shall mean a day other than a Saturday, a Sunday or a holiday on which national banking associations are required or permitted by law to be closed in Kentucky or New York.

          "Closing" shall mean the closing of the transactions contemplated herein.

          "Closing Date" shall mean the date of the Closing.

          "Closing Payment Amount" shall have the meaning given thereto in the Merger Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

          "Exchange Ratio" shall mean an amount equal to (a) the Closing Payment Amount minus the Initial Adjustment Deduction divided by (b) the Preferred Price Per Share.

          "Family Member" shall have the meaning set forth for such term in the Stockholder Agreement.

          "FFL Group" shall mean, collectively, Friedman Fleischer & Lowe Capital Partners, LP and FFL Executive Partners, LP.

          "Final Net Working Capital Adjustment" shall have the meaning given thereto in the Merger Agreement.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Initial Adjustment Deduction" shall have the meaning given thereto in the Merger Agreement.

          "Investor" shall mean each Initial Investor and each other Person who agrees to become an Investor and a party to this Agreement by executing an Investor Instrument of Accession.

          "Investor Equity Commitment" shall mean $156,900,000 minus the sum of
(a) the aggregate amount of Management Option Spreads for all Class B Shareholders plus (b) the aggregate cash purchase price paid by the accredited investors listed on Schedule 2.2(b) for shares of Parent Class A Common Stock purchased pursuant to Section 2.2(b) hereof, plus (c) the product of $1,000 multiplied by the number of shares of Parent Class A Common Stock issued at the Closing to the TWI Shareholders pursuant to Section 2.1(a) hereof in exchange for their shares of TWI Common Stock at the Exchange Ratio.

          "Investor Instrument of Accession" shall mean the Instrument of Accession in substantially the form of Annex 2 attached hereto.

          "Knowledge" shall mean actual knowledge of a particular fact being known by (a) in the case of an individual, such individual; and (b) in the case of any other Person, the directors and executive officers of such Person or such Person's Subsidiaries ("Management") or, if such Person has no such Management, the Management of such Person's majority partners, members, stockholders or other equity holders.

          "Laws" shall mean all federal, state, local or foreign laws, treaties, regulations, rules, orders or administrative or judicial determinations having the effect of law.

          "Liens" means liens, security interests, options, rights of first refusal, easements, mortgages, charges, pledges, deeds of trust, rights-of-way, restrictions, encroachments, licenses, leases, permits, security agreements, or any other encumbrances, restrictions or limitations on the use of real or personal property, whether or not they constitute specific or floating charges.

          "Management Option Spread" shall mean, with respect to each Class B Shareholder, the amount by which (a) the product of $1000 multiplied by the aggregate number of shares of Parent Class A Common Stock that would have been issuable at the Exchange Ratio in exchange for the total number of shares of TWI Common Stock issuable under such Class B Shareholder's Management Options prior to their termination under Section 2.07 of the Merger Agreement exceeds (b) the aggregate exercise price payable for such shares of TWI Common Stock under such Management Options.

          "Management Options" shall have the meaning given thereto in the Merger Agreement.

          "Merger Agreement" shall mean that certain Agreement and Plan of Merger, of even date herewith, among Parent, Purchaser, TWI, certain shareholders of TWI and certain payee representatives.

          "Notice of Offering" shall have the meaning given thereto in the Merger Agreement.

          "Person" or "person" shall mean individuals, corporations, limited liability companies, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

          "Preferred Price Per Share" shall mean $1,000.

          "Redemption Agreement" shall mean that certain Stock Redemption Agreement, dated September 25, 2001 among TWI, MONY Life Insurance Company, GE Capital Equity Investment, Inc., Palmetto Partners, Ltd., Fagerdala Holding B.V., Robert B. Trussell, Jr. and certain of TWI's other shareholders.

          "Related Agreements" shall mean all agreements contemplated by this Agreement to be executed in connection with, or as a condition to, the Closing.

          "Securities Purchase Agreements" shall mean the Securities Purchase Agreement, dated September 25, 2001, among the Company, MONY Life Insurance Company, GE Capital Equity Investment, Inc. and Palmetto Partners, Ltd. and the Securities Purchase Agreement, dated March 25, 2002, between the Company and GE Capital Equity Investment, Inc.

          "Subsidiary" or "Subsidiaries" means, with respect to a specific Person, every corporation, limited liability company, partnership, or other business organization or entity of which such Person owns, directly or through its Subsidiaries, (a) more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interest therein, or (iii) the capital or profits interests therein, in the case of a partnership; or (b) otherwise has the power to vote or direct the voting of sufficient securities to elect the majority of the board of directors or similar governing body of such entity.

          "Surviving Corporation" shall have the meaning given thereto in the Merger Agreement.

          "TA Group" shall mean, collectively, TA IX L.P., TA Advent VIII, L.P., TA/Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA Investors LLC.

          "TWI Accredited Investor" shall mean any holder of shares of TWI Common Stock who qualifies as an "accredited investor" as defined in Regulation D of the Securities Act of 1933, as amended.

          "TWI Common Stock" shall mean shares of common stock, $0.01 par value per share, of TWI.

          "TWI Preferred Stock" shall mean shares of Series A Preferred Stock, $1.00 par value per share, of TWI.

          "TWI Shareholder" shall mean each Initial TWI Shareholder and each other holder of shares of TWI Stock who agrees to become a TWI Shareholder party to this Agreement by executing a TWI Shareholder Instrument of Accession.

          "TWI Shareholder Instrument of Accession" shall mean the Instrument of Accession in substantially the form of Annex 1 attached hereto.

          "TWI Stock" shall mean the TWI Common Stock and the TWI Preferred
Stock.

          "TWI Stockholders Agreement" means that certain Amended and Restated Stockholders Agreement, dated January 1, 2000, as amended and restated as of September 25, 2001, among TWI and each of its stockholders, and as further amended.

     1.2 Other Defined Terms. In addition, the following terms shall have the meanings ascribed to them in the corresponding Section of this Agreement:

          Term                                            Section
          ----                                            -------
          Adjusted Exchange Ratio                         2.5
          Cash Consideration                              2.1(b)
          Class B Shareholder                             Recitals
          Initial Certificates                            2.4
          Initial Investor                                Recitals
          Initial TWI Shareholder                         Recitals

          Notices                                         16.6
          Parent                                          Recitals
          Parent Class A Common Stock                     4.9
          Parent Class B-1 Common Stock                   4.9
          Parent Series A Preferred Stock                 4.9
          Purchaser                                       Recitals
          Registration Rights Agreement                   8.8
          Stockholder Agreement                           8.6
          TWI                                             Recitals

     1.3  Rules of Interpretation.

          (a) The singular includes the plural and the plural includes the singular.

          (b)  The word "or" is not exclusive.

          (c) A reference to a Person includes its permitted successors and permitted assigns.

          (d)  The words "include," "includes" and "including" are not limiting.

          (e) A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

          (f) References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

          (g) The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

          (h) References to "days" shall mean calendar days, unless the term "Business Days" shall be used.

          (i) This Agreement is the result of negotiations among, and has been reviewed by, the Investors, Parent, the Class B Shareholders and the TWI Shareholders. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any party.

                 ARTICLE 2 - Contribution and Issuance of Stock
                             ----------------------------------

     2.1 Contribution and Consideration. Subject to Section 2.2 hereof, at the Closing, upon the terms and conditions set forth in this Agreement, and in reliance on the representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth:

          (a) Each TWI Shareholder shall contribute, convey, assign, transfer, and deliver to Parent, and Parent shall accept and receive from such TWI Shareholder, all of such TWI Shareholder's right, title, and interest in and to the shares of TWI Common Stock set forth opposite such TWI Shareholder's name on
Schedule 2.1(a) (as amended up to the Closing to the extent permitted by Section 2.2(a) hereof). Provided such shares of TWI Common Stock are so contributed to Parent, Parent agrees to issue and convey, assign, transfer, and deliver to such TWI Shareholder in exchange for all of the shares of TWI Common Stock set forth opposite such TWI Shareholder's name on Schedule 2.1(a) (as amended up to the Closing to the extent permitted by Section 2.2(a) hereof), a number of shares of Parent Class A Common Stock equal to the product of (i) the Exchange Ratio and
(ii) the number of such shares of TWI Common Stock, subject to further adjustment upon determination of the Adjusted Exchange Ratio as set forth in
Section 2.5 below.

          (b) Each Investor shall contribute, convey, transfer, and deliver (or shall cause to be transferred) to Parent, and Parent shall accept and receive from each Investor (or such other transferor), cash, in immediately available funds by wire transfer, in the amount equal to the respective percentage set forth opposite such Investor's name on Schedule 2.1(b) (as amended up to and including the Closing to the extent permitted by Section 2.2(c) hereof), rounded to the nearest increment of $1,000, of the Investor Equity Commitment (the "Cash Consideration"). In exchange for the Cash Consideration, Parent agrees to issue and convey, assign, transfer, and deliver to each Investor the number of shares of Parent Series A Preferred Stock as is equal to the Cash Consideration for such Investor divided by the Preferred Price Per Share.

          (c) Each Class B Shareholder shall contribute and deliver to Parent, and Parent shall accept and receive from each Class B Shareholder, a promissory note in the form of Annex 2.1(c) in the principal amount of (i) $100,000 multiplied by (ii) such Class B Shareholder's percentage of the total number of shares of Parent Class B-1 Common Stock issued to the Class B Shareholders pursuant to this Section 2.1(c) (the "Note Consideration"). In exchange for the Note Consideration, Parent agrees to issue and convey, assign, transfer, and deliver to each Class B Shareholder the number of shares of Parent Class B-1 Common Stock as is equal to the quotient obtained by dividing (i) such Class B Shareholder's Management Option Spread by (ii) 1,000.

     2.2  Additional Investments.

          (a) Prior to the Closing, Parent shall offer to those TWI Accredited Investors listed on Schedule 2.2(a) the right to contribute to Parent all or any portion of the shares of TWI Common Stock set forth opposite such TWI Accredited Investor's name on Schedule 2.2(a) in exchange for shares of Parent Class A Common Stock pursuant to Section 2.1(a) hereof. Such offer shall be made pursuant to the offering materials prepared by Parent and shall be completed no later than three days prior to the Closing. Upon acceptance by Parent of a TWI Shareholder Instrument of Accession executed by any such TWI Accredited

Investor, such TWI Accredited Investor shall become a TWI Shareholder and a party to this Agreement. At least three days prior to the Closing, Parent shall deliver to the TWI Shareholders, the Class B Shareholders and the Investors an amended Schedule 2.1(a) setting forth the names of all TWI Shareholders and the number of shares of TWI Common Stock to be contributed by each of them, and each TWI Shareholder agrees that such amended Schedule 2.1(a) shall be deemed to be
Schedule 2.1(a) for all purposes of this Agreement.

          (b) Prior to the Closing, Parent shall offer to those "accredited investors" (as defined in Regulation D of the Securities Act of 1933, as amended) listed on Schedule 2.2(b) the right to purchase, for such accredited investor's own account, up to that number of shares of Parent Class A Common Stock as is equal to the number of shares of Parent Class A Common Stock that such accredited investor would have been able to receive if such accredited investor had exchanged the number of shares of TWI Common Stock set forth next to the name of such accredited investor on Schedule 2.2(b) for shares of Parent Class A Common Stock pursuant to Section 2.2(a) above. The purchase price for such shares of Parent Class A Common Stock shall be $1,000 per share, and shall be payable 80% in cash and 20% in the form of a promissory note of such accredited investor bearing interest at the lowest rate permitted under federal tax laws and due 10 years from the date of issuance (subject to acceleration in the case of certain events of default). Each note shall be secured by a pledge of the shares of Parent Class A Common Stock being purchased and shall not be limited in recourse against such accredited investor. The closing of the purchase and sale of such shares of Parent Class A Common Stock shall take place contemporaneously with the Closing.

          (c) Prior to the Closing, the Investors shall have the right to increase the Investor Equity Commitment, and the number of shares of Parent Series A Preferred Stock to be issued to the Investors (at the Preferred Price Per Share), pursuant to Section 2.1(b) by notice to Parent. Any such increase shall be made on a pro-rata basis among all of the Investors, unless otherwise agreed by the Investors. In addition, prior to the Closing, the FFL Group and the TA Group shall have the separate right to reallocate the percentage of the Investor Equity Commitment applicable to each of its members, provided that the total percentage of the Investor Equity Commitment for all of its members does not change (other than in connection with any adjustments described in the following provisions of this Section 2.2(c)). In addition, prior to the Closing, with the prior written consent of all of the Initial Investors, Parent may offer one or more "accredited investors" as defined in Regulation D of the Securities Act of 1933, as amended, acceptable to the Investors the right to contribute up to an aggregate of $10,000,000 in cash to Parent in exchange for shares of Parent Series A Preferred Stock at the Preferred Price Per Share pursuant to
Section 2.1(b) hereof. Upon acceptance by Parent of an Investor Instrument of Accession executed by any such offeree, such offeree shall become an Investor and a party to this Agreement and Schedule 2.1(a) shall be amended to include the name of such new Investor, such new Investor's percentage of the Investor Equity Commitment and the adjusted percentages of the Investor Equity Commitment for each of the other Investors (such adjustment to be made on a pro-rata basis among all of the other Investors or such other basis as is agreed to by such other Investors). At the Closing, Parent shall deliver to the TWI Shareholders, the Class B Shareholders and the Investors an amended Schedule 2.1(b) setting forth the names of all Investors and the percentage of the Investor Equity Commitment to be contributed by each of them, and each Investor agrees that such amended Schedule 2.1(b) shall be deemed to be Schedule 2.1(b) for all purposes of this Agreement. Notwithstanding the foregoing provisions of this Section 2.2(c), in no event may the aggregate Cash Consideration to be paid by any single Investor (other than TA IX L.P.) consist of more than $49,999,000.

     2.3 Additional Payment to TWI Shareholders. In the event that any Additional Payments are paid by the Surviving Corporation pursuant to Section
3.06 of the Merger Agreement, each TWI Shareholder shall be entitled to receive from the Surviving Corporation (and Parent shall cause the Surviving Corporation to pay), an amount equal to the (a) the Additional Payment multiplied by (b) the number of shares of TWI Common Stock contributed to Parent pursuant to Section 2.1(a) (the "Special Additional Payments"). Any such Special Additional Payments to the TWI Shareholders shall be subject to the same payment deferral, subordination, transfer restrictions and other terms and conditions as are set forth in Section 3.06 of the Merger Agreement with respect to the Additional Payments. Payment of any Special Additional Payments under this Section 2.3 with respect to the shares of TWI Common Stock contributed by the TWI Shareholders hereunder shall be made on a pro-rata basis with any payment of Additional Payments to the former holders of shares of TWI Common Stock pursuant to the Merger Agreement.

     2.4 Certificates for Parent Class A Common Stock. From and after the Closing, the certificates for the Parent Class A Common Stock issued to the TWI Shareholders pursuant to Section 2.1(a) (the "Initial Certificates") shall be held by Parent until the final determination of the Adjusted Exchange Ratio pursuant to Section 2.5 below. During the period that the Initial Certificates are held by Parent, each TWI Shareholder shall be the record and beneficial holder of the shares of Parent Class A Common Stock represented by the Initial Certificate in its name, with the right to vote such shares and receive dividends with respect thereto and to transfer such shares to the extent permitted by the Stockholder Agreement (provided that any transferee shall remain subject to the terms of this Agreement). Notwithstanding the foregoing provisions of this Section 2.4, in the event that any TWI Shareholder has pledged any shares of Parent Class A Common Stock represented by the Initial Certificates in a manner permitted under Section 2.1 of the Stockholder Agreement, upon the written request of such TWI Shareholder, Parent shall deliver the Initial Certificates representing such pledged shares of Parent Class A Common Stock to the pledgee of such shares, provided that such pledgee has agreed in writing with Parent to surrender such Initial Certificates in exchange for any replacement certificates representing the adjusted number of shares of Parent Class A Common Stock subject to such pledge after determination of the Adjusted Exchange Ratio pursuant to Section 2.5 hereof.

     2.5 Adjustment to Exchange Ratio. After the Closing, the Exchange Ratio and the number of shares of Parent Class A Common Stock issued to each TWI Shareholder shall be subject to adjustment as set forth in this Section 2.5. Following the determination of the Final Net Working Capital Adjustment pursuant to Section 3.05 of the Merger Agreement, (a) the Initial Adjustment Deduction shall be recomputed using the Final Net Working Capital Adjustment in place of the term "Initial Net Working Capital Adjustment" in the definition of Initial Adjustment Deduction and (b) the Exchange Ratio shall be recomputed using the Initial Adjustment Deduction as so recomputed (such recomputed Exchange Ratio is herein referred to as the "Adjusted Exchange Ratio"). Following the determination of the Adjusted Exchange Ratio, each TWI Shareholder shall be entitled to receive, in lieu of the number of shares of

Parent Class A Common Stock represented by the Initial Certificate in such TWI Shareholder's name, such number of shares of Parent Class A Common Stock as is equal to the product of (i) the Adjusted Exchange Ratio and (ii) the number of shares of TWI Common Stock set forth opposite such TWI Shareholder's name on
Schedule 2.1(a). Parent shall thereafter cancel the Initial Certificates and issue and deliver to each of the TWI Shareholders a certificate for such adjusted number of shares of Parent Class A Common Stock to which such TWI Shareholder is entitled.

     2.6 Sales and Transfer Taxes. All sales, use or other transfer taxes, if any, arising from the transfer of TWI Stock shall be borne by the TWI Shareholders that owned the TWI Stock to which any such tax related.

     2.7 Section 351. The parties hereto acknowledge and agree that the contribution of the TWI Common Stock, the Cash Consideration and the Note Consideration contemplated hereby are intended to qualify as transfers of property to the Parent by the TWI Shareholders, the Investors and the Class B Shareholders, respectively, within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended.

         ARTICLE 3 - Representations and Warranties of TWI Shareholders
                     --------------------------------------------------

     In order to induce the Investors, the Class B Shareholders and Parent to enter into this Agreement, each TWI Shareholder, severally and not jointly, hereby represents and warrants to the Investors, the Class B Shareholders and Parent as follows:

     3.1  Authority; No Breach or Violation.

          (a) Such TWI Shareholder has full right, power and authority to execute and deliver this Agreement and the Related Agreements to which such TWI Shareholder is a party and to perform such TWI Shareholder's obligations under this Agreement and the Related Agreements to which such TWI Shareholder is a party. This Agreement and the Related Agreements to which such TWI Shareholder is a party constitute valid and legally binding obligations of such TWI Shareholder, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity.

          (b) Such TWI Shareholder's execution and delivery of this Agreement and the Related Agreements to which such TWI Shareholder is a party, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of such TWI Shareholder's obligations and undertakings hereunder and thereunder will not conflict with or violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of (i) the charter or by-laws (or other governing or formation documents) of such TWI Shareholder, if any; (ii) except as described on Schedule 3.5, any contract, agreement, arrangement or undertaking to which such TWI Shareholder is a party or by which such TWI Shareholder may be bound or of any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to such TWI Shareholder; or (iii) any applicable Law, except, in the cases of clauses (ii) and (iii), for any such violations that would not have a material adverse effect on such TWI Shareholder's ability to consummate the transactions contemplated hereby.

     3.2 Title to TWI Stock. Upon transfer to Parent of the certificates representing such TWI Shareholder's TWI Stock, duly endorsed by such TWI Shareholder for transfer to Parent, good and valid, legal and beneficial title to all of such TWI Stock will pass to Parent, free and clear of all Liens, proxies, voting trusts or restrictions whatsoever, except restrictions on transfer under any applicable securities law. There are no outstanding purchase agreements, options, warrants, or other rights of any kind whatsoever, entitling any Person to purchase or acquire an interest in any of such certificates or restricting their transfer, except those contained in the Redemption Agreement, the Securities Purchase Agreements and the TWI Stockholders Agreement, and restrictions on transfer under any applicable securities law.

     3.3 Brokers' Fees. Neither such TWI Shareholder nor anyone acting on such TWI Shareholder's behalf has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fee or commission with respect to the transactions contemplated by this Agreement, except as may be disclosed in the Merger Agreement.

     3.4 Litigation. There is no suit, claim, action, proceeding, judgment, writ, order, injunction or decree pending or, to the Knowledge of such TWI Shareholder, threatened against or affecting the consummation by such TWI Shareholder of the transactions contemplated by this Agreement or by the Related Agreements to which such TWI Shareholder is a party, at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind, except those that would not have a material adverse effect on such TWI Shareholder's ability to consummate the transactions contemplated hereby.

     3.5 Consents and Approvals. Except as described on Schedule 3.5, such TWI Shareholder is not required to obtain or make any consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any governmental or regulatory authority (foreign or domestic) or any other Person in connection with the execution, delivery and performance of this Agreement and the Related Agreements to which such TWI Shareholder is a party, except for such consents and approvals the failure of which to obtain or make would not have a material adverse effect on such TWI Shareholder's ability to consummate the transactions contemplated hereby.

              ARTICLE 4 - Representations and Warranties of Parent
                          ----------------------------------------

     In order to induce the Investors, the TWI Shareholders and the Class B Shareholders to enter into this Agreement, Parent hereby represents and warrants to the Investors, the TWI Shareholders and the Class B Shareholders as follows:

     4.1  Corporate Existence and Qualification

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in all jurisdictions in which it is qualified to do business or in which the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Parent's financial condition or results of operations or its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement. Parent has full power and authority to own, lease and operate its properties as such properties are now owned, leased and operated, and to conduct its business as and where such business is currently conducted, except where the failure to have such power would not have a material adverse effect on Parent's financial condition or results of operations or its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement. Parent is a newly formed corporation which has not conducted any business or activities other than in connection with the transactions contemplated by this Agreement and the Related Agreements to which it is a party.

          (b) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in all jurisdictions in which it is qualified to do business or in which the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Purchaser's financial condition or results of operations or its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement. Purchaser has full power and authority to own, lease and operate its properties as such properties are now owned, leased and operated, and to conduct its business as and where such business is currently conducted, except where the failure to have such power would not have a material adverse effect on Purchaser's financial condition or results of operations or its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement. Purchaser is a newly formed corporation which has not conducted any business or activities other than in connection with the transactions contemplated by this Agreement and the Related Agreements to which it is a party.

     4.2 Interest in Other Entities. Parent does not own, directly or indirectly, beneficially or of record, any stock, partnership interest, option, warrant or other equity interest in any Person other than Purchaser and, immediately following the consummation of the transactions contemplated by the Merger Agreement, TWI and its Subsidiaries.

     4.3 Authorization; Enforceability. Parent has full right, power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, and to perform its obligations under this Agreement and the Related Agreements to which it is a party. This Agreement and the Related Agreements to which Parent is a party constitute valid and legally binding obligations of Parent, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity. The execution and delivery of, and the performance and consummation of the transactions contemplated by, this Agreement and the Related Agreements have been duly authorized by all requisite corporate action by Parent.

     4.4  No Breach or Violation.

          (a) Except as set forth on Schedule 4.4(a) hereto and except for the consents listed on Schedule 4.6 hereto, Parent's execution and delivery of this Agreement and the Related Agreements, its compliance with and fulfillment of the terms of this Agreement and the Related

Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not, with notice or passage of time or both:

               (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of (A) the certificate of incorporation or the bylaws of Parent or Purchaser,
(B) any contract, agreement, arrangement or undertaking to which Parent or Purchaser is a party or by which either of them may be bound or of any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to either of them, or (C) any applicable Law, except, in the cases of clauses (B) and (C), for such violations that would not have a material adverse effect on Parent's or Purchaser's financial condition or results of operations or the ability of either Parent or Purchaser to consummate the transactions contemplated hereby;

               (ii) result in the creation of any claim or Lien upon any of the properties or assets (whether real or personal, tangible or intangible) of Parent or Purchaser, except such claims and Liens as are contemplated by this Agreement or the Related Agreements or that would not have a material adverse effect on Parent's or Purchaser's financial condition or results of operations or the ability of either Parent or Purchaser to consummate the transactions contemplated hereby; or

               (iii) terminate or cancel, or result in the termination or cancellation of, any agreement or undertaking to which Parent or Purchaser is a party, except for such terminations and cancellations that would not have a material adverse effect on Parent's or Purchaser's financial condition or results of operations or the ability of either Parent or Purchaser to consummate the transactions contemplated hereby.

     4.5 Litigation. There is no suit, claim, action, proceeding, judgment, writ, order, injunction or decree pending or, to the Knowledge of Parent or Purchaser, threatened against or affecting the consummation by Parent or Purchaser of the transactions contemplated hereby or by the Related Agreements to which either of them is a party, at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind, except for those that would not have a material adverse effect on Parent's or Purchaser's financial condition or results of operations, assuming the consummation of the transactions contemplated hereby, or the ability of either Parent or Purchaser to consummate the transactions contemplated hereby.

     4.6 Consents and Approvals. Except as set forth on Schedule 4.6 hereto or as otherwise contemplated by this Agreement, neither Parent nor Purchaser is required to obtain or make any consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any governmental or regulatory authority (foreign or domestic) or any other Person in connection with the execution, delivery and performance of this Agreement and the Related Agreements to which either of them is a party, except for such consents and approvals the failure of which to obtain would not have a material adverse effect on Parent's or Purchaser's financial condition or results of operations or the ability of either Parent or Purchaser to consummate the transactions contemplated hereby.

     4.7 Brokers' Fees. Neither Parent nor Purchaser nor any Person on Parent's or Purchaser's behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, except as may be disclosed in the Merger Agreement.

     4.8 Ownership of Purchaser. Parent owns beneficially and of record all of the shares and interests in Purchaser, free and clear of any Liens, proxies, voting trusts or restrictions whatsoever, except restrictions on transfer under any applicable securities laws. There are no outstanding options, warrants, conversion or other rights or agreements of any kind (except as contemplated hereby) for the purchase from, or the sale or issuance by, Parent of any interest or stock in Purchaser. Each of the outstanding shares of capital stock of Purchaser is duly authorized, validly issued, fully paid and non-assessable. Parent is not a party to any obligation (contingent or otherwise) to buy or sell Purchaser.

     4.9 Capitalization. On the Closing Date, the authorized capital stock of Parent will consist of (a) 250,000 shares of Preferred Stock, $0.01 par value per share (the "Parent Preferred Stock"), of which 180,000 shares are designated as Series A Convertible Preferred Stock (the "Parent Series A Preferred Stock"),
(b) 25,000 shares of Class A Common Stock, $0.01 par value per share (the "Parent Class A Common Stock"), (c) 300,000 shares of Class B-1 Voting Common Stock, $0.01 par value per share (the "Parent Class B-1 Common Stock") and (d) 25,000 shares of Class B-2 Non-Voting Common Stock, $0.01 par value per share. As of the date hereof, Parent has no outstanding capital stock. On the Closing Date, after giving effect to the transactions contemplated hereby, Parent will have no outstanding capital stock other than (a) the shares of Parent Series A Preferred Stock to be issued pursuant to Sections 2.1(b) and 2.2(c) hereof, (b) the shares of Parent Class A Common Stock to be issued pursuant to Sections 2.1(a), 2.2(a) and 2.2(b) hereof and (c) the shares of Parent Class B-1 Common Stock to be issued pursuant to Section 2.1(c) hereof, all of which will be duly authorized, validly issued, fully paid, and non-assessable. The authorized capital stock of Purchaser consists of 3,000 shares of common stock, $0.01 par value per share. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of Parent or any of its Subsidiaries issued and outstanding. Except for this Agreement, the Merger Agreement, the Parent's Stock Option Plan, the Notice of Offering and the commitment letters relating to the mezzanine credit facilities to be available to certain Subsidiaries of Parent, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of its Subsidiaries, obligating Parent or any of its Subsidiaries to purchase, redeem, issue, transfer or sell or cause to be purchased, redeemed, issued, transferred or sold any shares of capital stock of, or other equity interest in or voting security of Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or voting securities and neither Parent nor any of its Subsidiaries is obligated to grant or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

     4.10 Certificate of Incorporation. Attached hereto as Annex 4.10 is the Certificate of Incorporation of Parent as in effect on the date hereof. Such Certificate of Incorporation will not be amended prior to the Closing Date, other than pursuant to an amendment in substantially the form of Annex 8.7.

           ARTICLE 5 - Representations and Warranties of the Investors
                       -----------------------------------------------

     In order to induce Parent, the TWI Shareholders and the Class B Shareholders to enter into this Agreement, each Investor, severally and not jointly, hereby represents and warrants to Parent, the TWI Shareholders and the Class B Shareholders as follows:

     5.1 Organization. Such Investor is a corporation, limited liability company, partnership or limited partnership, duly formed, validly existing and in good standing under the laws of its state of formation and has all requisite power and authority to own and lease its properties and assets and to carry on its business as presently conducted, except where the failure to have such power would not have a material adverse effect on such Investor's ability to consummate the transactions contemplated hereby.

     5.2 Authorization; Enforceability. Such Investor has full right, power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, and to perform its obligations under this Agreement and the Related Agreements to which it is a party. This Agreement and the Related Agreements to which such Investor is a party constitute valid and legally binding obligations of such Investor, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity. The execution and delivery of, and the performance and consummation of the transactions contemplated by, this Agreement and the Related Agreements to which such Investor is a party have been duly authorized by all requisite action by such Investor.

     5.3 No Breach or Violation. Such Investor's execution and delivery of this Agreement and the Related Agreements to which it is a party, its compliance with and fulfillment of the terms of this Agreement and the Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby do not and will not, with notice or passage of time or both, violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of (a) the charter or by-laws (or other governing or formation documents) of such Investor, (b) any contract, agreement, arrangement or undertaking to which such Investor is a party or by which it may be bound or of any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to it, or (c) any applicable Law, except in the cases of clauses (b) and (c), for any such violations that would not have a material adverse effect on such Investor's ability to consummate the transactions contemplated hereby.

     5.4 Litigation. There is no suit, claim, action, proceeding, judgment, writ, order, injunction or decree pending or, to the Knowledge of such Investor, threatened against or affecting the consummation by such Investor of the transactions contemplated by this Agreement or by the Related Agreements to which such Investor is a party, at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind, except those that would not have a material adverse effect on such Investor's ability to consummate the transactions contemplated thereby.

     5.5 Consents and Approvals. Except as set forth on Schedule 5.5, such Investor is not required to obtain or make any consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any governmental or regulatory authority (foreign or domestic) or any other Person in connection with the execution, delivery and performance of this Agreement and the Related Agreements to which such Investor is a party, except for such consents and approvals the failure of which to obtain or make would not have a material adverse effect on such Investor's ability to consummate the transactions contemplated hereby.

     5.6 Brokers' Fees. Except as set forth on Schedule 5.6, neither such Investor nor anyone acting on its behalf has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fee or commission with respect to the transactions contemplated by this Agreement.

      ARTICLE 6- Representations and Warranties of the Class B Shareholders
                 ----------------------------------------------------------

     In order to induce Parent, the Investors and the TWI Shareholders to enter into this Agreement, each Class B Shareholder, severally and not jointly, hereby represents and warrants to Parent, the Investors and the TWI Shareholders as follows:

     6.1  Authority; No Breach or Violation.

          (a) Such Class B Shareholder has full right, power and authority to execute and deliver this Agreement and the Related Agreements to which such Class B Shareholder is a party and to perform such Class B Shareholder's obligations under this Agreement and the Related Agreements to which such Class B Shareholder is a party. This Agreement and the Related Agreements to which such Class B Shareholder is a party constitute valid and legally binding obligations of such Class B Shareholder, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity.

          (b) Such Class B Shareholder's execution and delivery of this Agreement and the Related Agreements to which such Class B Shareholder is a party, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of such Class B Shareholder's obligations and undertakings hereunder and thereunder will not conflict with or violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of (i) any contract, agreement, arrangement or undertaking to which such Class B Shareholder is a party or by which such Class B Shareholder may be bound or of any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to such Class B Shareholder; or (ii) any applicable Law, except, in the cases of clause (ii), for any such violations that would not have a material adverse effect on such Class B Shareholder's ability to consummate the transactions contemplated hereby.

     6.2 Brokers' Fees. Neither such Class B Shareholder nor anyone acting on such Class B Shareholder's behalf has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fee or commission with respect to the transactions contemplated by this Agreement, except as may be disclosed in the Merger Agreement.

     6.3 Litigation. There is no suit, claim, action, proceeding, judgment, writ, order, injunction or decree pending or, to the Knowledge of such Class B Shareholder, threatened against or affecting the consummation by such Class B Shareholder of the transactions contemplated by this Agreement or by the Related Agreements to which such Class B Shareholder is a party, at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind, except those that would not have a material adverse effect on such Class B Shareholder's ability to consummate the transactions contemplated hereby.

     6.4 Consents and Approvals. Such Class B Shareholder is not required to obtain or make any consent, approval, exemption, audit, waiver, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any governmental or regulatory authority (foreign or domestic) or any other Person in connection with the execution, delivery and performance of this Agreement and the Related Agreements to which such Class B Shareholder is a party, except for such consents and approvals the failure of which to obtain or make would not have a material adverse effect on such Class B Shareholder's ability to consummate the transactions contemplated hereby.

                              ARTICLE 7 - Covenants
                                          ---------

     7.1 Conduct of Business. Except as otherwise contemplated by this Agreement (including, without limitation, any schedules or annexes hereto) or with the written consent of the TWI Shareholders, the Class B Shareholders and the Investors, during the period from the date of this Agreement to the Closing Date, Parent will not, and will cause each of its Subsidiaries not to, conduct any business or activities (including, without limitation, the issuance of any capital stock) other than in connection with the transactions contemplated by this Agreement and the Related Agreements to which it is a party.

     7.2 Public Announcements. Prior to the Closing Date, except as required by applicable law, no party hereto shall issue any press release or otherwise make any public statement with respect to this Agreement, the Related Agreements or the transactions contemplated hereby or thereby without the prior written consent of the other parties hereto. With respect to any public statement of any party hereto that does not require the consent of the other parties, the party making such statement shall, prior to public disclosure thereof, first consult with and provide the other parties a reasonable opportunity to review the contents of such statement.

          ARTICLE 8 - Conditions to Obligations of the TWI Shareholders
                      -------------------------------------------------

     The obligation of the TWI Shareholders to consummate the transactions contemplated herein shall be subject to the satisfaction, or written waiver, of the following conditions at or before the Closing:

     8.1 Representations and Warranties. The representations and warranties of Parent, the Class B Shareholders and the Investors contained herein shall be true and correct as of the date hereof and on the Closing Date, as though made on and as of the Closing Date, except to the extent of changes permitted by the terms of this Agreement; provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. Parent, the Class B Shareholders and the Investors shall have, in all material respects, performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

     8.2 Merger. All conditions precedent to the "Closing," as defined in the Merger Agreement, set forth in Article VII of the Merger Agreement shall have either been fulfilled or waived by the party or parties to the Merger Agreement entitled to waive such conditions.

     8.3 Deliveries. At or before the Closing, Parent, the Investors and the Class B Shareholders shall make all of the deliveries contemplated in this Agreement.

     8.4 No Injunctions or Restraints; Illegality. No (a) order or preliminary or permanent injunction shall be entered in any action or proceeding before any court of competent jurisdiction or any statute, rule, regulation, legislation, or order shall be enacted, entered, enforced, promulgated, amended or issued by any United States or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency (other than the waiting period provisions of the HSR Act) which shall remain in effect and which shall have the effect of making illegal or restraining or prohibiting the consummation of the transactions contemplated by this Agreement or the Related Agreements; or (b) proceeding brought by an administrative agency or commission or other domestic or foreign governmental authority or agency seeking any of the foregoing shall be pending.

     8.5 Statutory Requirements; Consents. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled. All consents, approvals and waivers of governmental authorities and other Persons which are required in connection with the transactions contemplated by this Agreement shall have been obtained and any applicable waiting periods imposed by such governmental authorities shall have expired, except for such consents, approvals and waivers the failure of which to obtain would not have a material adverse effect on the ability of the Surviving Corporation to own or operate the assets and businesses owned and operated by TWI immediately prior to the Closing.

     8.6 Stockholder Agreement. Parent, the Investors and the Class B Shareholders shall have executed the Stockholder Agreement in substantially the form of the attached Annex 8.6 (the "Stockholder Agreement").

     8.7 Charter Amendment. The Certificate of Incorporation of Parent shall have been amended in substantially the form of the attached Annex 8.7.

     8.8 Registration Rights Agreement. Parent, the Investors and the Class B Shareholders shall have executed the Registration Rights Agreement in substantially the form of the attached Annex 8.8 (the "Registration Rights Agreement").

                 ARTICLE 9 - Conditions to Obligations of Parent
                             -----------------------------------

     The obligation of Parent to consummate the transactions contemplated herein shall be subject to the satisfaction, or written waiver, of the following conditions at or before the Closing:

     9.1 Representations and Warranties. The representations and warranties of the TWI Shareholders, Class B Shareholders and the Investors contained herein shall be true and correct as of the date hereof and on the Closing Date, as though made on and as of the Closing Date, except to the extent of changes permitted by the terms of this Agreement; provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. The TWI Shareholders, the Class B Shareholders and the Investors shall have, in all material respects, performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

     9.2 Deliveries. At or before the Closing, the TWI Shareholders, the Class B Shareholders and the Investors shall make all of the deliveries contemplated in this Agreement.

     9.3 Merger. All conditions precedent to the "Closing," as defined in the Merger Agreement, set forth in Article VII of the Merger Agreement shall have either been fulfilled or waived by the party or parties to the Merger Agreement entitled to waive such conditions.

     9.4 No Injunctions or Restraints; Illegality. No (a) order or preliminary or permanent injunction shall be entered in any action or proceeding before any court of competent jurisdiction or any statute, rule, regulation, legislation, or order shall be enacted, entered, enforced, promulgated, amended or issued by any United States or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency (other than the waiting period provisions of the HSR Act) which shall remain in effect and which shall have the effect of (i) making illegal or restraining or prohibiting the consummation of the transactions contemplated by this Agreement or the Related Agreements; or (ii) imposing material limitations on the ability of the Surviving Corporation effectively to acquire, own or operate the assets and businesses owned and operated by TWI immediately prior to the Closing; or (b) proceeding brought by an administrative agency or commission or other domestic or foreign governmental authority or agency seeking any of the foregoing shall be pending.

     9.5 Statutory Requirements; Consents. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled. All consents, approvals and waivers of governmental authorities and material consents, approvals and waivers of other Persons which are required in connection with the transactions contemplated by this Agreement shall have been obtained and any applicable waiting periods imposed by such governmental authorities shall have expired, except for such consents, approvals and waivers the failure of which to obtain would not have a material adverse effect on the ability of the Surviving Corporation to own or operate the assets and businesses owned and operated by TWI immediately prior to the Closing.

     9.6 Stockholder Agreement. The Investors, the Class B Shareholders and the TWI Shareholders shall have executed the Stockholder Agreement.

     9.7 Registration Rights Agreement. The Investors, the Class B Shareholders and the TWI Shareholders shall have executed the Registration Rights Agreement.

             ARTICLE 10 - Conditions to Obligations of the Investors
                          ------------------------------------------

     The obligation of the Investors to consummate the transactions contemplated herein shall be subject to the satisfaction, or written waiver, of the following conditions at or before the Closing:

     10.1 Representations and Warranties. The representations and warranties of Parent, Class B Shareholders and the TWI Shareholders contained herein shall be true and correct in all respects as of the date hereof and on the Closing Date, as though made on and as of the Closing Date, except to the extent of changes permitted by the terms of this Agreement; provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. Parent, the Class B Shareholders and the TWI Shareholders shall have, in all material respects, performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

     10.2 Deliveries. At or before the Closing, the TWI Shareholders, the Class B Shareholders and Parent shall make all of the deliveries contemplated in this Agreement.

     10.3 Merger. All conditions precedent to the "Closing," as defined in the Merger Agreement, set forth in Article VII of the Merger Agreement shall have either been fulfilled or waived by the party or parties to the Merger Agreement entitled to waive such conditions.

     10.4 No Injunctions or Restraints; Illegality. No (a) order or preliminary or permanent injunction shall be entered in any action or proceeding before any court of competent jurisdiction or any statute, rule, regulation, legislation, or order shall be enacted, entered, enforced, promulgated, amended or issued by any United States or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency (other than the waiting period provisions of the HSR Act) which shall remain in effect and which shall have the effect of (i) making illegal or restraining or prohibiting the consummation of the transactions contemplated by this Agreement or the Related Agreements; or (ii) imposing material limitations on the ability of the Surviving Corporation effectively to acquire, own or operate the assets and businesses owned and operated by TWI immediately prior to the Closing; or (b) proceeding brought by an administrative agency or commission or other domestic or foreign governmental authority or agency seeking any of the foregoing shall be pending.

     10.5 Statutory Requirements; Consents. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled. All consents, approvals and waivers of governmental authorities and material consents, approvals and waivers of other Persons which are required in connection with transactions contemplated by this Agreement shall have been obtained and any applicable waiting periods imposed by such governmental authorities shall have expired, except for such consents, approvals and waivers the failure of which to obtain would not have a material adverse effect on the ability of the Surviving Corporation to own or operate the assets and businesses owned and operated by TWI immediately prior to the Closing.

     10.6 Stockholder Agreement. Parent, the TWI Shareholders and the Class B Shareholders shall have executed the Stockholder Agreement.

     10.7 Charter Amendment. The Certificate of Incorporation of Parent shall have been amended in the form of the attached Annex 8.7.

     10.8 Registration Rights Agreement. Parent, the TWI Shareholders and the Class B Shareholders shall have executed the Registration Rights Agreement.

        ARTICLE 11- Conditions to Obligations of the Class B Shareholders
                    -----------------------------------------------------

     The obligation of the Class B Shareholders to consummate the transactions contemplated herein shall be subject to the satisfaction, or written waiver, of the following conditions at or before the Closing:

     11.1 Representations and Warranties. The representations and warranties of Parent, the TWI Shareholders and the Investors contained herein shall be true and correct as of the date hereof and on the Closing Date, as though made on and as of the Closing Date, except to the extent of changes permitted by the terms of this Agreement; provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. Parent, the TWI Shareholders and the Investors shall have, in all material respects, performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

     11.2 Merger. All conditions precedent to the "Closing," as defined in the Merger Agreement, set forth in Article VII of the Merger Agreement shall have either been fulfilled or waived by the party or parties to the Merger Agreement entitled to waive such conditions.

     11.3 Deliveries. At or before the Closing, Parent, the Investors and the TWI Shareholders shall make all of the deliveries contemplated in this Agreement.

     11.4 No Injunctions or Restraints; Illegality. No (a) order or preliminary or permanent injunction shall be entered in any action or proceeding before any court of competent jurisdiction or any statute, rule, regulation, legislation, or order shall be enacted, entered, enforced, promulgated, amended or issued by any United States or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency (other than the waiting period provisions of the HSR Act) which shall remain in effect and which shall have the effect of making illegal or restraining or prohibiting the consummation of the transactions contemplated by this Agreement or the Related Agreements; or (b) proceeding brought by an administrative agency or commission or other domestic or foreign governmental authority or agency seeking any of the foregoing shall be pending.

     11.5 Statutory Requirements; Consents. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled. All consents, approvals and waivers of governmental authorities and other Persons which are required in connection with the transactions contemplated by this Agreement shall have been obtained and any applicable waiting periods imposed by such governmental authorities shall have expired, except for such consents, approvals and waivers the failure of which to obtain would not have a material adverse effect on the ability of the Surviving Corporation to own or operate the assets and businesses owned and operated by TWI immediately prior to the Closing.

     11.6 Stockholder Agreement. Parent, the Investors and the TWI Shareholders shall have executed the Stockholder Agreement.

     11.7 Charter Amendment. The Certificate of Incorporation of Parent shall have been amended in substantially the form of the attached Annex 8.7.

     11.8 Registration Rights Agreement. Parent, the Investors and the TWI Shareholders shall have executed the Registration Rights Agreement.

                            ARTICLE 12 - Termination
                                         -----------

     12.1 Termination. This Agreement shall immediately terminate upon termination of the Merger Agreement.

     12.2 Effect of Termination; Fees and Expenses. In the event of the termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders, other than the provision of this Section 12.2, which shall survive any such termination. Nothing contained in this Section 12.2 shall relieve any party from liability for any deliberate or willful breach of this Agreement.

     12.3 Extension; Waiver. At any time prior to the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto; (b) waive any inaccuracies in the representations and warranties contained hereby by any other party hereto or in any document, certificate or writing delivered pursuant hereto by any other party hereto; or (c) waive compliance with any of the agreements of any other party hereto or with any conditions to its own obligations. Any such extension or waiver granted by TWI Shareholders holding a majority of the shares of TWI Common Stock set forth on Schedule 2.1(a) attached hereto shall be binding on all TWI Shareholders. Any such extension or waiver granted by Class B Shareholders who have agreed to purchase a majority of the shares of Parent Class B-1 Common Stock issuable pursuant to Section 2.1(c) attached hereto shall be binding on all Class B Shareholders. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

                            ARTICLE 13 - The Closing
                                         -----------

     13.1 Date and Place. Subject to Articles 8, 9, 10 and 11, the Closing shall be held on the Closing Date at such place and time as the parties hereto may mutually agree, and shall be on the same date as the Closing of the Merger Agreement.

     13.2 Deliveries by the TWI Shareholders at Closing. On the Closing Date, each TWI Shareholder shall deliver to (a) Parent certificates representing the TWI Common Stock set forth opposite such TWI Shareholder's name on Schedule 2.1(a), duly endorsed or accompanied by duly executed stock powers; (b) Parent, the Class B Shareholders and the Investors an executed copy of the Stockholder Agreement and the Registration Rights Agreement; and (c) the applicable party all other documents required by this Agreement to be delivered by such TWI Shareholder (including, in the case of Mrs. R. B. Trussell, the consent of Fifth Third Bank Kentucky, Inc. to the transfer of shares of TWI Common Stock held by her). All instruments to be delivered to Parent, the Class B Shareholders or the Investors pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Investors and the Class B Shareholders, sufficient to vest all right, title and interest of such TWI Shareholder in the TWI Common Stock in Parent, free and clear of any Liens.

     13.3 Deliveries by the Investors at Closing. On the Closing Date, each Investor shall deliver to (a) Parent the Cash Consideration; (b) Parent, the Class B Shareholders and the TWI Shareholders an executed copy of the Stockholder Agreement and the Registration Rights Agreement; and (c) the applicable party all other documents required by this Agreement to be delivered by such Investor. All instruments to be delivered to Parent, the Class B Shareholders or the TWI Shareholders pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the TWI Shareholders and the Class B Shareholders.

     13.4 Deliveries by the Class B Shareholders at Closing. On the Closing Date, each Class B Shareholder, shall deliver to (a) Parent the Note Consideration; (b) Parent, the Class B Shareholders and the TWI Shareholders an executed copy of the Stockholder Agreement and the Registration Rights Agreement; and (c) the applicable party all other documents required by this Agreement to be delivered by such Class B Shareholder. All instruments to be delivered to Parent, the Investors or the TWI Shareholders pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Investors and the TWI Shareholders.

     13.5  Deliveries by Parent at Closing.

           (a) On the Closing Date, (i) Parent shall deliver to each Investor certificates for the number of shares of Parent Series A Preferred Stock to which such Investor is entitled pursuant to Section 2.1(b) and (ii) Parent shall deliver to each Class B Shareholder certificates for the number of shares of Parent Class B-1 Common Stock to which such Class B Shareholder is entitled pursuant to Section 2.1(c). As set forth in Section 2.4, on the Closing Date, Parent shall retain the Initial Certificates for the shares of Parent Class A Common Stock issued to each TWI Shareholder as of the Closing until the Initial Certificates are cancelled and certificates for the adjusted number of shares of Class A Common Stock have been issued pursuant to Section 2.5.

           (b) Parent shall have delivered to the Investors, the Class B Shareholders and the TWI Shareholders (i) copies of the certificates of incorporation of Parent and Purchaser which have been certified by the Secretary of State of Delaware, (ii) copies of a good standing certificate from the State of Delaware for each of Parent and Purchaser, (iii) copies of a good standing certificate from each jurisdiction in which Parent or Purchaser is qualified to do business, and (iv) copies of the by-laws of Parent and Purchaser, certified by an officer of Parent. Such certifications and certificates shall be dated not more than fifteen (15) days prior to the Closing Date.

           (c) On the Closing Date, Parent shall deliver to each TWI Shareholder, each Class B Shareholder and each Investor an amended Schedule 2.1(a) and an amended Schedule 2.1(b) in accordance with Section 2.2 hereof.

           (d) All instruments to be delivered to the TWI Shareholders, to the Class B Shareholders and to the Investors pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the TWI Shareholders, the Class B Shareholders and the Investors.

                     ARTICLE 14 - Investment Representations
                                  --------------------------

     Each of the Investors, the Class B Shareholders and the TWI Shareholders, severally and not jointly, represents and warrants to the other parties hereto (and each of their officers, directors, controlling persons and agents) that he, she or it (a) is an "accredited investor," as defined in Regulation D of the Securities Act of 1933, as amended, and has such knowledge and experience in business and financial affairs in general and in Parent's industry in particular, as to be able to evaluate, alone or with its advisers, the merits and risks of an investment in Parent; (b) is acquiring Parent Class A Common Stock, Parent Class B-1 Common Stock or Parent Series A Preferred Stock, as applicable, for investment and not with a view to the distribution thereof; (c) has access to such information about Parent as is necessary to evaluate the merits and risks of an investment therein; (d) understands that Parent Class A Common Stock, Parent Class B-1 Common Stock or Parent Series A Preferred Stock, as applicable, is not registered under the Securities Act of 1933, as amended, or any applicable state securities laws and that any sale, transfer or other disposition of Parent Class A Common Stock, Parent Class B-1 Common Stock or Parent Series A Preferred Stock, as applicable, must be made only pursuant to an effective registration under applicable federal and state securities laws or any available exemption therefrom; and (e) understands that Parent Class A Common Stock, Parent Class B-1 Common Stock or Parent Series A Preferred Stock, as applicable, to be acquired was not offered to such party by, and such party is not otherwise aware of, any general advertising or general solicitation in connection with the sale of Parent Class A Common Stock, Parent Class B-1 Common Stock or Parent Series A Preferred Stock, as applicable.

             ARTICLE 15- Survival of Representations and Warranties
                         ------------------------------------------

     All representations and warranties contained in this Agreement shall survive the Closing.

                               ARTICLE 16- Notices
                                           -------

     16.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, as applied to contracts made and performed within the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state.

     16.2 Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Delaware state court or Federal court sitting in the State of Delaware and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law.

     16.3 Forum; Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Delaware state or federal court. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

     16.4 Service of Process. Each of the parties hereto irrevocably consents to service of process in the manner provided for Notices in Section 16.6. Notwithstanding the foregoing, each of the parties hereto shall have the right to serve process in any other manner permitted by law.

     16.5 Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and, therefore, it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby.

     16.6 Notices. All notices under this Agreement ("Notices") shall be given to the parties at the following addresses (i) by personal delivery; (ii) by facsimile transmission; (iii) by registered or certified mail, postage prepaid, return receipt requested; or (iv) by nationally recognized overnight or other express courier services:

           (a) If to a TWI Shareholder or a Class B Shareholder, to the address of such TWI Shareholder set forth in the records of the Parent, TWI or the

                Surviving Corporation or on the applicable TWI Shareholder Instrument of Accession.

           (b) If to an Investor, to the address of such Investor set forth in the records of the Parent or the Surviving Corporation or on the applicable Investor Instrument of Accession.

           (c)  If to Parent:

                TWI Holdings, Inc.
                c/o TA Associates, Inc.
                High Street Tower
                Suite 2500
                125 High Street
                Boston, MA 02110
                Attention:  P. Andrews McLane
                Telephone No:  (617) 574-6704
                Facsimile No.: (617) 574-6728

                With a copy to:

                Friedman Fleischer & Lowe, LLC
                One Maritime Plaza, 10/th/ Floor
                San Francisco, CA 94111
                Attention:  Christopher A. Masto
                Telephone No:  (415) 402-2105
                Facsimile No.: (415) 402-2111

                And a copy to:

                Bingham McCutchen LLP
                15 Federal Street
                Boston, MA 02110
                Attention:  Robert M. Wolf
                Telephone No:  (617) 951-8467
                Facsimile No.: (617) 951-8736

           All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours of the recipient, and if not delivered during such normal business hours, on the next Business Day following delivery; (ii) if by facsimile transmission, on the next Business Day following dispatch of such facsimile; (iii) if by courier service, on the third (3rd) Business Day after dispatch thereof; and (iv) if by mail, on the fifth (5th) Business Day after dispatch thereof. Any party hereto may change its address by Notice to all other parties hereto delivered in accordance with this Section 16.5.

     16.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, subject to the limitations set forth in this Agreement on such other remedies.

     16.8 Expenses. Each party hereto shall assume its respective expenses incurred in connection with the transactions contemplated by this Agreement.

     16.9 Headings. The headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     16.10 Annexes and Schedules. The Annexes and Schedules to this Agreement are incorporated herein by reference and expressly made a part hereof.

     16.11 Entire Agreement. All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth herein or on an Annex or Schedule delivered in connection herewith. No extension, change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

     16.12 Representations and Warranties, Etc. The representations and warranties of each party contained herein shall not be deemed to be waived or otherwise affected by any investigation made by any other party hereto.

     16.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     16.14 Severability. If any provision of this Agreement or its application will be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

     16.15 Benefit and Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, each of the TWI Shareholders, the Class B Shareholders, Parent and the Investors, and each of their respective successors and permitted assigns; provided, however, that no party to this Agreement shall assign his or its rights or obligations hereunder without the express written consent of the other parties hereto, which consent shall not be unreasonably withheld, except that Parent may assign its rights under this Agreement to its lenders or lenders to its Subsidiaries without consent.

     16.16 Further Assurances. From time to time at another party's request and without further consideration, a party hereto shall hereto execute and deliver such further instruments of conveyance, assignment and transfer, and take such other actions as the requesting party may reasonably request, in order to more effectively convey and transfer any of the TWI Stock, the Parent Series A Preferred Stock, the Parent Class A Common Stock or the Parent Class B-1 Common Stock. In addition, any monies collected by a party hereto which are due and payable to another party hereto will be promptly remitted to such party upon receipt thereof.

     16.17 No Consequential Damages. Except as prohibited by Law, each party hereto hereby waives any right it may have to claim or recover from the other parties hereto any special, exemplary, punitive or consequential damages, or any damages other than, or in addition to actual damages.

     16.18 Payee Representative. Each of the TWI Shareholders hereby acknowledges, confirms, ratifies and agrees to the appointment of Mikael Magnusson and Dag Landvik as the Payee Representatives pursuant to the terms of
Section 10.12 of the Merger Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Agreement as of the date first set forth above.


THE PARENT:                             TWI HOLDINGS, INC.


                                        By:    /s/ Christopher A. Masto
                                               ---------------------------------
                                        Name:  Christopher A. Masto
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------


THE INVESTORS:                          TA IX L.P.
                                        By: TA Associates IX, LLC, its General
                                             Partner
                                        By: TA Associates, Inc., its Manager


                                        By:    /s/ Thomas P. Alber
                                               ---------------------------------
                                        Name:  Thomas P. Alber
                                               ---------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------


                                        TA ADVENT VIII L.P.
                                        By: TA Associates VIII LLC, its General
                                             Partner
                                        By: TA Associates, Inc., its Manager


                                        By:    /s/ Thomas P. Alber
                                               ---------------------------------
                                        Name:  Thomas P. Alber
                                               ---------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------


                                        TA/ATLANTIC AND PACIFIC IV L.P.
                                        By: TA Associates AP IV L.P., its
                                             General Partner
                                        By: TA Associates, Inc., its General
                                             Partner


                                        By:    /s/ Thomas P. Alber
                                               ---------------------------------
                                        Name:  Thomas P. Alber
                                               ---------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------

                                        TA STRATEGIC PARTNERS FUND A L.P.
                                        By: TA Associates SPF L.P., its General
                                             Partner
                                        By: TA Associates, Inc., its General
                                             Partner


                                        By:    /s/ Thomas P. Alber
                                               ---------------------------------
                                        Name:  Thomas P. Alber
                                               ---------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------


                                        TA STRATEGIC PARTNERS FUND B L.P.
                                        By: TA Associates SPF L.P., its General
                                             Partner
                                        By: TA Associates, Inc., its General
                                             Partner


                                        By:    /s/ Thomas P. Alber
                                               ---------------------------------
                                        Name:  Thomas P. Alber
                                               ---------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------


                                        TA INVESTORS LLC
                                        By: TA Associates, Inc., its Manager


                                        By:    /s/ Thomas P. Alber
                                               ---------------------------------
                                        Name:  Thomas P. Alber
                                               ---------------------------------
                                        Title: Chief Financial Officer
                                               ---------------------------------


                                        FRIEDMAN FLEISCHER & LOWE CAPITAL
                                        PARTNERS, LP
                                        By: Friedman Fleischer & Lowe GP, LLC,
                                             its General Partner


                                        By:    /s/ Christopher A. Masto
                                               ---------------------------------
                                        Name:  Christopher A. Masto
                                               ---------------------------------
                                        Title: Managing Member
                                               ---------------------------------

                                        FFL EXECUTIVE PARTNERS, LP
                                        By: Friedman Fleischer & Lowe GP, LLC,
                                             its General Partner


                                        By:    /s/ Christopher A. Masto
                                               ---------------------------------
                                        Name:  Christopher A. Masto
                                               ---------------------------------
                                        Title: Managing Member
                                               ---------------------------------


THE TWI SHAREHOLDERS                    /s/ Mrs. R. B. Trussell, Jr.
                                        ----------------------------------------
                                        Mrs. R. B. Trussell, Jr.


                                        /s/ David C. Fogg
                                        ----------------------------------------
                                        David C. Fogg


THE CLASS B SHAREHOLDERS                /s/ Robert B. Trussell, Jr.
                                        ----------------------------------------
                                        Robert B. Trussell, Jr.


                                        /s/ David C. Fogg
                                        ----------------------------------------
                                        David C. Fogg


                                        /s/ H. Thomas Bryant
                                        ----------------------------------------
                                        H. Thomas Bryant


                                        /s/ Jeffrey P. Heath
                                        ----------------------------------------
                                        Jeffrey P. Heath

                         LIST OF SCHEDULES AND ANNEXES
                           TO CONTRIBUTION AGREEMENT*



Schedules:
---------

Schedule 2.1(a)            TWI Shareholder Contributions
Schedule 2.1(b)            Investor Contributions
Schedule 2.2(a)            Offering to Holders of TWI Common Stock
Schedule 2.2(b)            Offering to Additional Accredited Investors
Schedule 3.5               Consents
Schedule 4.4(a)            No Breach or Violation
Schedule 4.6               Consents and Approvals
Schedule 5.5               Consents and Approvals
Schedule 5.6               Brokers' Fees


Annexes:
-------

Annex 1                    Instrument of Accession (TWI Shareholder)
Annex 2                    Instrument of Accession (Investor)
Annex 2.1(c)               Class B Shareholder Note
Annex 4.10                 Certificate of Incorporation
Annex 8.6                  Stockholder Agreement
Annex 8.7                  Charter Amendment
Annex 8.8                  Registration Rights Agreement

* A copy of any omitted schedule or annex will be furnished supplementally to the Commission upon request.